EXHIBIT 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 19, 1996 on the consolidated financial statements of the ProTechnics Company and subsidiaries as of and for the years ended March 31, 1996 and 1995 (and to all references to our firm), included in the Form 10- K. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 1996, or performed any audit procedures subsequent to the date of our report.

GRANT THORNTON LLP

Houston, Texas
March 24, 1997